UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 24, 2006

CRDENTIA CORP.

(Exact name of registrant as specified in its charter)

Delaware	000-31152	76-0585701
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

14114 Dallas Parkway, Suite 600
Dallas, Texas 75254

(Address of Principal Executive Offices) (Zip Code)

(972) 850-0780

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

Restricted Stock Issuance to James D. Durham

On March 24, 2006 Crdentia Corp. issued 1,500,000 shares of restricted common stock to James D. Durham, its Chairman and Chief Executive Officer. The shares were issued pursuant to a Restricted Stock Bonus Award Agreement by and between Crdentia Corp. and Mr. Durham. Vesting for the stock corresponds with the following schedule:  1/4th of the shares shall vest on March 24, 2007, and 1/48th of the total number of shares shall vest each month thereafter.

Option Grant to James J. TerBeest

On March 24, 2006 Crdentia Corp. granted an option to purchase 1,500,000 shares of common stock, at an exercise price of $0.45 per share, to James J. TerBeest, its Chief Financial Officer. Vesting for the shares corresponds with the following schedule:  1/4th of the shares shall vest on March 24, 2007, and 1/48th of the total number of shares shall vest each month thereafter.

Item 3.02                                             Unregistered Sales of Equity Securities.

The information set forth above under Item 1.01, Entry into a Material Definitive Agreement, to the extent applicable, is hereby incorporated by reference into this Item 3.02.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRDENTIA CORP.

March 30, 2006	By:	/s/ James J. TerBeest
James J. TerBeest
Chief Financial Officer